Exhibit 10.71

EXECUTION VERSION

THE CHALONE WINE GROUP, LTD.

THIRD AMENDMENT

Dated as of August 15, 2004

To

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
Dated as of April 19, 2002

Re: $5,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series A,
Due September 15, 2010
$10,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series B,
Due September 15, 2010
$15,000,000 Adjustable Rate Senior Secured Guaranteed Notes, Series C,
Due September 15, 2010

THIRD AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This Third Amendment dated as of August 15, 2004 (the or this “Third Amendment”) to the Amended and Restated Note Purchase Agreement dated as of April 19, 2002 is among The Chalone Wine Group, Ltd., a California corporation (the “Company”), the Subsidiary Guarantors (as defined below) and Farm Credit Services of America, PCA and Farm Credit Services of Minnesota Valley, PCA, DBA FCS Commercial Finance Group (collectively, the “Noteholders”).

RECITALS:

          A. The Company and the Noteholders have heretofore entered into that certain Amended and Restated Note Purchase Agreement dated as of April 19, 2002, as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement dated July 11, 2002 and that certain Second Amendment to Amended and Restated Note Purchase Agreement dated August 15, 2004 (as so amended and otherwise amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”). The Company has heretofore issued its $5,000,000 Adjustable Rate Senior Secured Notes, Series A, Due September 15, 2010 bearing PPN 157639 B*5 (the “Series A Notes”), its $10,000,000 Adjustable Rate Senior Secured Notes, Series B, Due September 15, 2010 bearing PPN 157639 C* 4 (the “Series B Notes”), and its $15,000,000 Adjustable Rate Senior Secured Notes, Series C, Due September 15, 2010 bearing PPN 157639 B# 1 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes”) pursuant to the Note Agreement. The Noteholders are the holders of 100% of the principal amount of the Notes presently outstanding.

          B. Edna Valley Vineyard, a California general partnership (“Edna Valley”), SHW Equity Co,, a Washington corporation (“SHW”), Canoe Ridge Vineyard, LLC, a Washington limited liability company (“Canoe Ridge”), Canoe Ridge Winery, Inc., a Washington corporation (“CRW”), and Staton Hills Winery Company Limited, a Washington corporation (“Staton”; Edna Valley, SHW, Canoe Ridge, CRW and Staton are hereinafter collectively referred to as the “Subsidiary Guarantors”), have heretofore entered into those certain Amended and Restated Subsidiary Guarantee Agreements, each dated as of April 19, 2002 (collectively, the “Subsidiary Guarantee Agreements”) under and pursuant to which each of the Subsidiary Guarantors guaranteed the payment of the Notes and the performance by the Company of its obligations under the Note Agreement.

          C. The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth. The Subsidiary Guarantors now desire to affirm their respective obligations under the Subsidiary Guarantee Agreements.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 7 hereof, the Company, the Subsidiary Guarantors and the Noteholders, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

     SECTION 1 Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Agreement shall have the meaning assigned to such term in the Note Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Note Agreement shall from and after the date hereof refer to the Note Agreement as amended hereby.

     SECTION 2 Amendments.

     (a) Schedule B to the Note Agreement shall be and is hereby amended by adding the definition of “Proposed Acquisition” as follows:

     “ ‘Proposed Acquisition’ means, the proposed acquisition of all or some portion of the Company’s outstanding publicly held             shares of common stock by an affiliate of Domaines Barons de Rothschild (Lafite), announced on May 17, 2004 or a proposed acquisition by a competing bidder or bidders of all or some portion of the Company’s outstanding publicly held shares of common stock, as any such proposals may be amended from time to time.”

     (b) Schedule B to the Note Agreement shall be and is hereby amended by adding the following sentence at the end of the definition of “Change of Control”, “For the avoidance of doubt, the consummation of the Proposed Acquisition shall constitute a Change of Control.”

     (c) Schedule B to the Note Agreement shall be and is hereby amended by deleting the definition of “Consolidated EBIT” and replacing the following definition therefor:

     “ ‘Consolidated EBIT’ means, for any period, Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items) plus Consolidated Interest Expense plus income tax expense plus nonrecurring cash and non-cash charges allocated, accrued and/or paid in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31, 2004 (not to exceed $1,000,000 in the aggregate with respect to expenses, and not to exceed $1,500,000 in the aggregate with respect to any success fee paid or payable in connection with the completion of the Proposed Acquisition (the “Permitted Success Fee”), in each case, which were deducted in determining Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.”

     (d) Schedule B to the Note Agreement shall be and is hereby amended by deleting the definition of “Consolidated EBITDA” and replacing the following definition therefor:

     “ ‘Consolidated EBITDA’ means, for any period, Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items) plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses plus nonrecurring cash and non-cash charges allocated, accrued and/or paid in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31, 2004 (not to exceed $1,000,000 in the aggregate with respect to expenses, and not to exceed $1,500,000 in the aggregate with respect to any the Permitted Success Fee), in each case, which were deducted in determining Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP,”

     (e) Schedule F to the Note Agreement shall be and is hereby amended and restated in its entirety to read as set forth in Annex 1 hereto.

     SECTION 3 Representations and Warranties of the Company and Subsidiary Guarantors. To induce the Noteholders to execute and deliver this Third Amendment (which representations shall survive the execution and delivery of this Third Amendment), each of the Company and the Subsidiary Guarantors represent and warrant to the Noteholders that:

     (a) since December 31. 2003, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has had, or reasonably could be expected to have, a Material Adverse Effect;

     (b) this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and Subsidiary Guarantors enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law);

     (c) the Note Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law);

     (d) the execution, delivery and performance by the Company and Subsidiary Guarantors of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Credit Agreement, or (B) result in a breach or constitute (along or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3(d);

     (e) as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing; and

     (f) except as otherwise set forth in the Schedules to the Note Agreement or on Schedule I hereto, all the representations and warranties contained in Section 5 of the Note Agreement are true and correct in all material respects with the same force and effect as if made by the Company and Subsidiary Guarantors on and as of the date hereof.

     SECTION 4 Amendment to Post-Closing Undertakings Agreement. Subject to the terms and conditions hereof, the completion deadline of the third post-closing condition specified on Schedule I of the Post-Closing Undertakings Agreement (the requirement of delivery of fully executed acknowledgements of bailees or collateral access agreements with respect to Inventory located at third-party locations or at locations leased by the Company or a Subsidiary Guarantor), shall be changed from May 28,2004 to August 31, 2004.

     SECTION 5 Affirmation of Subsidiary Guarantee Agreements, Each of the Subsidiary Guarantors hereby affirm each of their obligations under their respective Subsidiary Guarantee Agreements after giving effect to this Third Amendment.

     SECTION 6 Covenant. The Company shall provide to the Noteholders, in form and substance satisfactory to them, all such further information relating to expenses related to and other financial aspects of the Proposed Acquisition, the Processing Payables (as defined in the Credit Agreement) and stock options issued by the Company or its Subsidiaries as the Noteholders may reasonably request,

     SECTION 7 Conditions to Effectiveness of this Amendment. This Third Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

     (a) executed counterparts of this Third Amendment, duly executed by the Company, the Subsidiary Guarantors and the Required Holders, shall have been delivered to the Noteholders;

     (b) the Noteholders shall have received evidence satisfactory to them that the Credit Agreement has been amended and restated which amendment and restatement shall be in form and substance satisfactory to the Noteholders;

     (c) the representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 3 hereof are true and correct on and with respect to the date hereof;

     (d) each Noteholder shall have received opinions in form and substance satisfactory to such Noteholder from special counsel for the Company covering such matters incident to the transactions contemplated hereby as such Noteholder may reasonably request; and

     (e) the Company shall have paid the reasonable fees and expenses of McDermott, Will & Emery, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.

     SECTION 8 Miscellaneous.

     (a) This Third Amendment shall be construed in connection with and as part of the Note Agreement and the Post-Closing Undertakings Agreement, as the case may be, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Agreement and the Post-Closing Undertakings Agreement, as the case may be, as amended on the date hereof, are hereby ratified and shall be and remain in full force and effect.

     (b) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement without making specific references to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires,

     (c) The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     (d) This Third Amendment shall be governed by and construed in accordance with New York law.

     (e) The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

     IN .WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written. Title

THE CHALONE WINE GROUP, LTD,

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

EDNA VALLEY VINEYARD

By:	The Chalone Wine Group, Ltd.,
Managing General Partner

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

SHW EQUITY CO.

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

CANOE RIDGE VINEYARD LLC

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

CANOE RIDGE WINERY, INC,

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

STATON HILLS WINERY COMPANY LIMITED

By:	/s/ THOMAS SELFRIDGE
Title:	President and CEO

Accepted and Agreed;	FARM CREDIT SERVICES OF AMERICA, PCA
	By:	/s/ Bruce P. Rouse
	Title:	Vice President

Accepted and Agreed:	FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA, DBA FCS COMMERCIAL FINANCE GROUP

	By:	/s/ James M. Grafing

Name: James M. Grafing
Title: SVP - Syndicated Finance

ANNEX 1 TO THIRD AMENDMENT

FORM OF COMPLIANCE CERTIFICATE

To Each Of The Purchasers
Listed In The Attached Schedule 2

Re: The Chalone Wine Group, Ltd.

Ladies and Gentlemen:

          This Compliance Certificate is made and delivered pursuant to the Amended and Restated Note Purchase Agreement dated as of April 19, 2002 (as amended, modified, supplemented, renewed or extended from time to time, the “Note Purchase Agreement”) among The Chalone Wine Group, Ltd. (the “Company”), and each of the Purchasers listed in the attached Schedule 2, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement. This Compliance Certificate relates to the accounting period ending Fillinng rule.

          I am the [Chief Financial Officer] of the Company. I have reviewed the terms of the Note Purchase Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

          I hereby further certify that (i) as of the date hereof, no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since December 31, [        ] in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Company is taking or proposes to take with respect to each such condition or event.

          IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this                    day of                    .

Name:

Title:

EXHIBIT F
(to the Note Purchase Agreement)

Schedule 1
To Compliance Certificate

Worksheet for Financial Covenants

for the accounting period ending                                      .

Section 10.4(a) – Leverage Ratio		Actual	Required

A.	Consolidated Indebtedness

	(i) total Indebtedness of the Company and its Subsidiaries on a consolidated basis	$

	(ii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company’s or the Subsidiaries’ business in accordance with customary terms and paid within the specified time (unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP)	$

	(iii) current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company’s or the Subsidiaries’ business in accordance with customary terms and paid within the specified time (unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP).	$

	(iv) indebtedness owing by the Company to the estate of Richard Graff in a principal amount not to exceed $1,000,000	$

	Sum of (i) minus (ii) minus (iii) minus (iv)	$

B.	600% of Consolidated Rent Expense (calculated on a rolling 4-quarter basis)	$

C.	A + B

D.	Consolidated EBITDA (calculated on a rolling 4-quarter basis)	$

	(i) Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items)	$

	(ii) Consolidated Interest Expense (iii) income tax expense	$

	(iv) depreciation expense, amortization expense, other non-cash expenses	$

	(v) nonrecurring cash and non-cash charges incurred in respect of the Proposed Acquisition during the period of May 17, 2004 to December 31,2004	$

	Sum of (i) + (ii) + (iii) + (iv) + (v)	$

E.	Consolidated Rent Expense (calculated on a rolling 4-quarter basis)	$

F.	D + E	$

G.	Ratio of C to F	:	See Section 10.4(a) of the Note Purchase Agreement

Section 10.4(b) – Consolidated Tangible Net Worth

EXHIBIT F
(to the Note Purchase Agreement)

A.	Minimum Consolidated Tangible Net Worth Calculation

	(i) $76,000,000		$$76,000,000

	(ii) Net Issuance Proceeds received by the Company or any Subsidiary from the sale or issuance of equity securities to any Person other than the Company or any Subsidiary after December 31, 2001	$

	(iii) Net Issuance Proceeds received by the Company or any Subsidiary from the sale or issuance of Subordinated Debt to any Person other than the Company or any Subsidiary after December 31, 2001d	$

	(iv) 75% of positive Consolidated Net Income, if any, for each fiscal quarter elapsed after December 31,2001	$

	Sum of (i) + (ii) + (iii) + (iv)	$

B.	Consolidated Tangible Net Worth

	(i) Consolidated Total Assets	$

	(ii) Intangible Assets (including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete)	$

	(iii) Subordinated Debt	$

	(iv) Consolidated Total Liabilities	$

Sum of (i) - (ii) + (iii) - (iv)

EXHIBIT F
(to the Note Purchase Agreement)

C.	Excess (deficient) for covenant compliance	$
(B minus A)

Section 10.4(c) – Interest Coverage Ratio

A.	Consolidated EBIT (calculated on a rolling 4-quarter basis)	$

	(i) Consolidated Net Income (computed without giving effect to any gains or losses from dispositions of assets and other extraordinary items)	$

	(ii) Consolidated Interest Expense	$

	(iii) income tax expense	$

	(iv) nonrecurring cash and non-cash charges incurred in respect of the Proposed Acquisition during the period from May 17, 2004 to December 31, 2004	$

	Sum of (i) + (ii) + (iii) + (iv)	$

B.	Consolidated Interest Expense (calculated on a rolling 4-quarter basis)	$

C.	Ratio of A to B	$	See Section 10.4(c) of the Note Purchase Agreement

Section 10.4(d) – Fixed Charge Coverage Ratio

A.	Consolidated EBITDA (calculated on a rolling 4-quarter basis)	$

EXHIBIT F
(to the Note Purchase Agreement)

B. Fixed Charge calculation

	(i) Consolidated Interest Expense (calculated on a rolling 4-quarter basis)	$

	(ii) regularly scheduled principal payments on Indebtedness (including such payments attributable to Capital Leases) of the Company and its Subsidiaries for the four consecutive fiscal quarters then most recently ended	$

	(iii) cash income taxes of the Company and its Subsidiaries for the four consecutive fiscal quarters then most recently ended	$

	(iv) cash dividends of the Company and its Subsidiaries for the four consecutive fiscal quarters then most recently ended	$

	Sum of (i) + (ii) + (iii) + (iv)	$

C. Ratio of A to B		:	See Section 10.4(d) of the Note Purchase Agreement

Section 10.4(e)(i)–. Capital Expenditure on new wine barrels

A.	Capital expenditures made on new wine barrels during fiscal year to date	$

B.	Capital expenditures on new wine barrels that could have been made during prior fiscal year but which were not made	$

C.	Maximum permitted capital expenditures on wine barrels ($ plus Line B above)	$

EXHIBIT F
(to the Note Purchase Agreement)

D.	Excess (deficient) for covenant compliance (C minus A)	$

Section 10.4(e)(ii) – Capital Expenditure on other fixed or capital assets

A.	Capital expenditures made on other assets during fiscal year to date	$

B.	Capital expenditures on other assets that could have been made during prior fiscal year but which were not made	$

C.	Maximum permitted capital expenditures on other assets ($ plus Line B above)	$

D.	Excess (deficient) for covenant compliance (C minus A)	$

Section 10.8(h) – Intercompany Loans

A.	Canoe Ridge Intercompany Loan Amount	$	Maximum amount permitted $

B.	Edna Valley Intercompany Loan Amount	$	Maximum amount permitted $

C.	SHW Intercompany Loan Amount	$	Maximum amount permitted $

	D. A + B + C	$	Maximum amount permitted $

EXHIBIT F
(to the Note Purchase Agreement)